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                                                                    EXHIBIT 21
                               LIST OF SUBSIDIARIES
                                  ROLLINS, INC.

The following list sets forth the subsidiaries of Rollins, Inc. as of February 26, 2001. Each corporation whose name is indented is a wholly-owned subsidiary of the corporation next above which is not indented.

     CORPORATION NAME                         STATE/COUNTRY OF INCORPORATION
----------------------------------           --------------------------------
Orkin Exterminating Company, Inc.             Delaware

   Orkin Systems, Inc.                            Delaware
   Dettlebach Pesticide Corporation               Georgia
   Kinro Advertising Company                      Delaware
   Orkin Expansion, Inc.                          Delaware
   Orkin S.A. de C.V.                             Mexico
   Orkin International, Inc.                      Delaware
      PCO Services, Inc.                             Canada

Rollins Continental, Inc.                     New York

Rollins Expansion, Inc.                       Delaware

   Red Diamond Insurance Co.                      Vermont

Rollins Supply, Inc.                          Delaware